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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

This Agreement, entered into this  16th   day of  August   , 1994, between The
New Iberia Bank, Bancorp, (collectively referred to as the "Company") and Mr. Ernest Freyou (the "Executive"),

                               W I T N E S E T H:

WHEREAS, the Company wishes to secure the Executive's services for the period provided in this Agreement;

WHEREAS, the Executive wishes to provide his services on a full-time basis to the Company for the period specified herein, according to the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties and agreements stated herein, the Parties hereto hereby agree to the following:

1.       EMPLOYMENT

         The Company agrees to employ the Executive and the Executive agrees to be employed by the Company upon the conditions and terms provided herein.

2.       POSITION AND RESPONSIBILITIES

         During the period of his/her employment, the Executive will serve as (title) of the Company, and will perform such other managerial duties which the Company may decide to assign him from time to time commensurate with his title and position. The Executive will perform these duties for the Company, as well as for all affiliated entities or branches, according to the Company's instructions.

3.       TERM

         The term of this Agreement shall be for a period of three (3) years commencing with the date of this Agreement. Either party may terminate this Agreement effective at the end of the two year term by written notice to the other no later than 90 days before the expiration of the Agreement. If the Agreement is not so terminated or otherwise modified, it shall renew itself for a term of one year. Thereafter, the Agreement will renew itself for successive one year terms unless terminated by notice by either party to the other at least 60 days but no earlier than 90 days prior to the expiration of this Agreement.
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4.       SALARY

         a. During the term of his employment, the Company will pay Executive, in consideration of his services hereunder, an annual salary of at least $95,000.00, in equal monthly installments. This salary is subject to annual review and adjustment by the Board of Directors each December and will be reflected in the form of a written amendment to this Agreement.

         b. In addition to the above-mentioned salary, the Executive will be entitled to hospitalization insurance coverage which will also include legal members of his family provided he pay for said coverage. The annual premium for his coverage will be paid by the Company for the Executive.

         c. The Company will provide Executive with use of an automobile.

         d. Executive will be reimbursed for any expenses incurred on behalf of the Company in the discharge of his duties hereunder.

5.       VACATION

         Executive will be entitled each year to fifteen (15) days of paid vacation, at a time convenient to the Company.

6.       TERMINATION

         a. This Agreement shall be terminated prior to the completion of its term upon any one of the following occurrences:

                 i) Executive's inability because of illness or other physical or mental disability, to perform his/her duties, as hereinabove set forth, for a period of six consecutive months; or inability because of illness or other physical or mental disability, to perform his/her duties, as hereinabove set forth, for a period of six months during any twelve consecutive month period from the date hereof, whether such disability is consecutive or not. The Company shall attempt to reasonably accommodate any disability of the Executive in accordance with the requirements of the Americans with Disabilities Act.

                 ii) The Executive commits, or is convicted of a felony or a crime involving moral turpitude, the violation of any statute, rule or regulation under the federal securities or banking laws, or the securities or banking laws of the State of Louisiana that, in the good faith opinion of the Board of Directors of the Company would seriously impair the Executive's ability to perform his/her duties hereunder or would substantially impair the business reputation of the Company.

                 iii) Executive's material breach of this Agreement;





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                 iv) The Company's material breach of this Agreement;

         b. In the event this Agreement is terminated pursuant to paragraph 11, the Executive shall be entitled a lump sum payment equal to three times the Executive's then current salary. The Company is to procure standard disability insurance coverage for 90% of base salary of Executive in the event Executive becomes disabled, and is to continue present life insurance coverage for the Executive.

         c. In the event this Agreement is terminated pursuant to paragraph (a)
(ii) or (a) (iii) above, then there will be no further obligation on the part of the Company other than to pay the Executive his salary up to the date of termination.

         d. In the event this Agreement is terminated pursuant to paragraph 6
(a) (iv) above, the Executive shall be entitled to the salary and benefits under this Agreement for the balance of the uncompleted term of the Agreement.

7.       OBLIGATIONS AND GUARANTEES OF THE EXECUTIVE

         The Executive represents and warrants to the Company that he is not bound by any contract or restriction or obligation which would be incompatible with the execution of this Agreement or with the Company's rights hereunder;

8.       CONFIDENTIAL INFORMATION

         The Executive acknowledges that, during his employment hereunder, he will be making use of, acquiring, and adding to confidential information of special and unique value relating to such matters as, for example, cost information and profit margin information. Executive acknowledges that such information constitutes the exclusive property of the Company. For the purposes of this Agreement, the term "confidential information" shall mean any information of any nature and in any form which, at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by the Company. The Executive shall return all tangible evidence of such confidential information to the Company prior to or upon the termination of his employment. In addition, Executive agrees that he will not (except for the benefit of or with the written consent of the Company, its successors or assigns) during or after his term of employment hereunder, disclose any of said confidential information to any person, firm or corporation for any purpose whatsoever.

9.       INDEMNIFICATION

         The Company hereby agrees to indemnify the Executive for any liabilities incurred by him/her in the performance of his/her duties hereunder to the full extent permitted by law.

10.      HEADINGS





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         Section headings and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.      CONSOLIDATION, MERGER OR SALE OF ASSETS

         In the event of a future disposition of substantially all the properties and business of the Company, by merger, consolidation, sale of assets, or otherwise, then the Company may, with the Executive's approval, elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving person or entity, provided that such person or entity shall assume in writing all of the obligations of the Company hereunder. If this Agreement is not so assigned or if the Executive chooses not to approve the assignment of this Agreement to the acquiring entity, then the acquisition shall act as a termination of the Agreement and the Company will pay the Executive the lump sum referred to in paragraph 6 (b) above.

12.      GOLDEN PARACHUTE LIMITATION

         The severance benefit payable under this plan will be reduced to the extent necessary to prevent payments under the Agreement from being "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended.

13.      INTEGRATED AGREEMENT

         This Agreement, and such other documents and instruments as are delivered in accordance with the terms hereof, constitute the entire understanding and agreement among the parties hereto with respect to the subject matter of this Agreement, and supersedes any other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

14.      SEVERABILITY

         Each provision of this Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall by any reason be held to be invalid, illegal, or unenforceable, such holding shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein; provided, however, that no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Agreement without such provision.

15.      AMENDMENTS

         This Agreement may be amended or modified in all respects at any time, but only by an instrument in writing executed by the parties hereto.





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16.      WAIVER

         The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party, and in the case of the Company, expressly approved by its Board of Directors. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

17.      CHOICE OF LAW

         The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Louisiana.

18.      COUNTERPART EXECUTIVE

         This Agreement may be executed in separate counterparts, with the same effect as if the parties hereto had signed the same document. Counterparts so executed and delivered shall be deemed to be an original, shall be construed together and shall constitute one Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESSES:

/s/ BONNIE BLANCHARD                         /s/ ERNEST FREYOU
---------------------------------            -----------------------------------
                                             ERNEST FREYOU (EXECUTIVE)



/s/ LEONARD J. FREYOU                        By: /s/ JAMES SCHWING, SR.
---------------------------------                -------------------------------
                                                 JAMES W. SCHWING, SR.,
                                                 CHAIRMAN OF THE BOARD
                                                 (COMPANY)
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                        EMPLOYMENT AGREEMENT ADDENDUM #1


The purpose of this writing is to reflect the new salary for 1996 in the Employment Agreement as previously entered into between The New Iberia Bank and The New Iberia Bancorp, Inc. (collectively referred to as the "Company") and Ernest Freyou (the "Executive") on January 1, 1996, which is attached hereto as Attachment B.

WHEREAS, the present agreement requires that any annual upward adjustment in the Executive's pay shall be reflected in the form of a written amendment to this agreement;

The Company and the Executive hereby agree to amend Section 4 a) of said agreement as follows:

4.       SALARY

         a) During the term of his/her employment, the Company will pay Executive, in consideration of his/her services hereunder, an annual salary of at least $140,000 in equal monthly installments. This salary is subject to annual review and upward adjustment by the Board of Directors each December and will be reflected in the form of a written amendment to this Agreement.

IN WITNESS WHEREOF, the parties, hereto have executed this Employment Agreement Addendum #1 on this 15th day of February, 1996.


                                        /s/ ERNEST FREYOU
                                        ---------------------------------------
                                        Ernest Freyou


                                        The New Iberia Bank
                                        The New Iberia Bancorp, Inc.


                                        By: /s/ JAMES W. SCHWING, SR.
                                            -----------------------------------